Exhibit 3


                      Seligman Spectrum Focus (Master) Fund
                                 (the "Company")

                                   CERTIFICATE

The undersigned certifies that he is a Managing Director of J. & W. Seligman & Co. Incorporated, the Company's investment manager (the "Manager"), and that he is authorized to execute this certificate on behalf of the Company and further certifies on behalf of the Company that the following is (in relevant part) a true and complete copy of resolutions duly adopted by the Board of Directors of the Company as of December 21, 2006, and such resolutions have not been rescinded or amended and remain in full force and effect on the date hereof:

                  FURTHER RESOLVED, that each person named below be, and hereby is, designated as an authorized person (each an "Authorized Person") to act on behalf of the Company as from time to time authorized by the Board of Directors (subject to the limitations provided herein or from time to time):

                                    Joseph Cheung
                                    Frank J. Nasta
                                    David F. Stein
                                    Richard C. Dluzniewski
                                    Richard M. Potocki
                                    Edward G. Stromberg III
                                    Thomas J. Figueira
                                    Thomas G. Rose
                                    Lawrence P. Vogel
                                    Paul B. Goucher
                                    Julie Rosenberg
                                    Yvonne R. Walker
                                    John Guancione
                                    Rodney G.D. Smith
                                    Brian T. Zino

                  .    .    .

                  FURTHER RESOLVED, that any Director of the Company and each Authorized Person be, and the same hereby are, authorized to perform on behalf of the Company any and all such acts as they or any of he or she may deem necessary or advisable in connection with the organization and operation of the Company (including providing instructions to the Manager, Morgan Stanley & Co. Incorporated, SAI and any other service providers and executing contracts on behalf of the Company) or the offer and listing of the shares of the Company or in order to comply with all applicable laws or regulations and in connection therewith to execute and file all requisite papers and documents including but not limited to applications, reports, irrevocable consents and appointments of attorneys

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                  for service of process,  and the execution by such Director or
                  Authorized Person of any such paper or document or the doing by him or her of any act in connection with the foregoing matters shall conclusively establish his or her authority therefor from the Company and the approval and ratification of the Company of the papers and documents so executed and actions so taken.

IN WITNESS WHEREOF, I have hereunto set my name as of this 15th day of June, 2007.

                                              /s/ Paul B Goucher
                                              ------------------
                                              Paul B Goucher
                                              Authorized Person